Exhibit 23.2

FARBER HASS
HURLEY & MCEWAN LLP

Certified Public Accountants	888 West Ventura Blvd., #A	Telephone: (805) 504-8410
	Camarillo, CA 93010	Facsimile: (805) 388-1300
www.fhhmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Tedom Capital, Inc. on Form SB-2 of our report dated December 28, 2007 appearing in this filing for the period from December 26, 2006 (date of inception) to June 30, 2007 as well as the reference under the caption "Experts".

/s/ Farber Hass Hurley & McEwen LLP

Camarillo, California
January 4, 2008